Exhibit 10.1

                     ASSET PURCHASE AGREEMENT
                             BETWEEN
                    PCS EDVENTURES!.COM, INC.
                             AS BUYER
                               AND
               EDUCATION ENTERPRISE SOLUTIONS, LLC
                               AND
          CHRIS SHERMAN, GREGG WIGGEN, AND DOUG HELGESON
                            AS SELLERS




                    EFFECTIVE AUGUST 31, 2006

                        TABLE OF CONTENTS
                                                           Page
ARTICLE 1 PARTIES. . . . . . . . . . . . . . . . . . . . . . . .1
     1.1  Buyer. . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  E2S. . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.3  Members. . . . . . . . . . . . . . . . . . . . . . . .1
     1.4  Sellers. . . . . . . . . . . . . . . . . . . . . . . .1
     1.5  Successors and Assigns . . . . . . . . . . . . . . . .1
ARTICLE 2 PURCHASE AND SALE. . . . . . . . . . . . . . . . . . .1
     2.1  Transfer and Assumption. . . . . . . . . . . . . . . .1
     2.2  Possession . . . . . . . . . . . . . . . . . . . . . .2
     2.3  Purchase Price . . . . . . . . . . . . . . . . . . . .2
     2.4  Form of Payment. . . . . . . . . . . . . . . . . . . .2
          2.4.1  Buyer's Stock . . . . . . . . . . . . . . . . .2
          2.4.2  Royalty Fees. . . . . . . . . . . . . . . . . .2
     2.5  Risk of Loss . . . . . . . . . . . . . . . . . . . . .2
ARTICLE 3 ASSETS INCLUDED IN AND LIABILITIES EXCLUDED FROM SALE.3
     3.1  Transfer of Assets . . . . . . . . . . . . . . . . . .3
     3.2  Exclusion of Liabilities . . . . . . . . . . . . . . .3
          3.2.1  Account Payables and Purchase Orders. . . . . .3
          3.2.2  Notes Payable . . . . . . . . . . . . . . . . .3
          3.2.3  Distributions.. . . . . . . . . . . . . . . . .3
          3.2.4  Rent Payable. . . . . . . . . . . . . . . . . .3
          3.2.5  Employment Liabilities. . . . . . . . . . . . .4
          3.2.6  Transaction Taxes . . . . . . . . . . . . . . .4
          3.2.7  Taxes and Tax Compliance. . . . . . . . . . . .4
          3.2.8  Litigation and Judgments. . . . . . . . . . . .4
          3.2.9  Errors and Omissions. . . . . . . . . . . . . .4
ARTICLE 4 REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLERS.4
     4.1  Organization, Good Standing, and Qualification . . . .4
     4.2  Authority To Contract. . . . . . . . . . . . . . . . .5
     4.3  No Limit On Authority. . . . . . . . . . . . . . . . .5
     4.4  Clear Title to Assets. . . . . . . . . . . . . . . . .5
     4.5  No Default . . . . . . . . . . . . . . . . . . . . . .5
     4.6  Tax Lien . . . . . . . . . . . . . . . . . . . . . . .5
     4.7  Condition of Tangible Assets . . . . . . . . . . . . .6
     4.8  Compliance with Law. . . . . . . . . . . . . . . . . .6
     4.9  Litigation Or Claims . . . . . . . . . . . . . . . . .6
     4.10 Representations and Warranties Are Independent of Due
          Diligence. . . . . . . . . . . . . . . . . . . . . . .6
     4.11 Restricted Common Stock. . . . . . . . . . . . . . . .6
     4.12 Accredited or Sophisticated Investor . . . . . . . . .7
     4.13 Member's Reliance on Advisors. . . . . . . . . . . . .7
     4.14 Stock Dilution . . . . . . . . . . . . . . . . . . . .7
     4.15 Sufficient Information . . . . . . . . . . . . . . . .7
     4.16 Response to Inquiries. . . . . . . . . . . . . . . . .8
     4.17 Ability to Withstand Loss. . . . . . . . . . . . . . .8
     4.18 No Agency Endorsement. . . . . . . . . . . . . . . . .8
     4.19 Investment Purpose . . . . . . . . . . . . . . . . . .8
     4.20 Transfer Restrictions; Legends . . . . . . . . . . . .8
ARTICLE 5 REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BUYER. .9
     5.1  Organization, Good Standing, and Qualification . . . .9
     5.2  Authority To Contract. . . . . . . . . . . . . . . . .9
     5.3  No Limit On Authority. . . . . . . . . . . . . . . . .9
     5.4  Restricted Buyer Stock . . . . . . . . . . . . . . . .9
ARTICLE 6 FAIR TRADE COVENANTS . . . . . . . . . . . . . . . . 10
     6.1  Purpose Of Noncompetition And Confidential Information
          Agreements . . . . . . . . . . . . . . . . . . . . . 10
     6.2  Noncompetition Agreement, Duration, and Area . . . . 10
     6.3  Confidentiality Agreement and Duration . . . . . . . 10
     6.4  Inducement of Buyer. . . . . . . . . . . . . . . . . 10
     6.5  Acknowledgement by E2S and Members . . . . . . . . . 10
ARTICLE 7 CONDITIONS OF CLOSING. . . . . . . . . . . . . . . . 11
     7.1  Conditions Precedent To Obligations Of Buyer . . . . 11
          7.1.1  Completion Of Buyer's Due Diligence . . . . . 11
          7.1.2  Representations and Warranties True . . . . . 11
          7.1.3  Covenants Performed . . . . . . . . . . . . . 11
          7.1.4  Third Party Consents. . . . . . . . . . . . . 11
          7.1.5  No Litigation . . . . . . . . . . . . . . . . 11
          7.1.6  Membership Approval . . . . . . . . . . . . . 12
          7.1.7  No Material Adverse Change. . . . . . . . . . 12
          7.1.8  Execution and Certification of Resolution of.
          Managers. . . . . . . . . . . . . . . . . . . . . . .12
          7.1.9  Public Record Searches. . . . . . . . . . . . 12
          7.1.10 Removal of Encumbrances and Liens . . . . . . 12
          7.1.11 Receipt of Release. . . . . . . . . . . . . . 12
          7.1.12 Approval By Board Of Directors. . . . . . . . 12
     7.2  Conditions Precedent to Obligations of Sellers . . . 12
          7.2.1  Representations and Warranties True . . . . . 13
          7.2.2  Consents. . . . . . . . . . . . . . . . . . . 13
          7.2.3  Covenants Performed . . . . . . . . . . . . . 13
ARTICLE 8 CLOSING. . . . . . . . . . . . . . . . . . . . . . . 13
     8.1  Time, Date, and Place of Closing . . . . . . . . . . 13
     8.2  Documents Delivered At and After Closing . . . . . . 13
ARTICLE 9 POST CLOSING COVENANTS - PROVISION OF SERVICES . . . 13
     9.1  Provision of Services:  December 31, 2006. . . . . . 13
     9.2  Provision of Services:  As-needed basis. . . . . . . 14
     9.3  Purchase Price Offset. . . . . . . . . . . . . . . . 14
ARTICLE 10 REMEDIES. . . . . . . . . . . . . . . . . . . . . . 14
     10.1 Survival of Representations, Warranties, and . . . .
          Covenants. . . . . . . . . . . . . . . . . . . . . . 14
     10.2 Claim. . . . . . . . . . . . . . . . . . . . . . . . 14
     10.3 Notice and Claim Procedure . . . . . . . . . . . . . 14
     10.4 Indemnity. . . . . . . . . . . . . . . . . . . . . . 15
     10.5 Purchase Price Offset. . . . . . . . . . . . . . . . 15
     10.6 Attorney Fees and Costs. . . . . . . . . . . . . . . 15
     10.7 Rights Cumulative. . . . . . . . . . . . . . . . . . 15
     10.8 Nonwaiver of Remedies. . . . . . . . . . . . . . . . 15
     10.9 Governing Law, Jurisdiction, and Venue . . . . . . . 16
ARTICLE 11 GENERAL PROVISIONS. . . . . . . . . . . . . . . . . 16
     11.1 Notices. . . . . . . . . . . . . . . . . . . . . . . 16
     11.2 Payment of Expenses. . . . . . . . . . . . . . . . . 17
     11.3 Time of the Essence. . . . . . . . . . . . . . . . . 17
     11.4 Entire Agreement . . . . . . . . . . . . . . . . . . 17
     11.5 Severability . . . . . . . . . . . . . . . . . . . . 17
     11.6 Counterparts . . . . . . . . . . . . . . . . . . . . 17
ARTICLE 12 SIGNATURES. . . . . . . . . . . . . . . . . . . . . 18

                     ASSET PURCHASE AGREEMENT

     Effective as of August 31, 2006 ("Effective Date"), Education Enterprise Solutions, LLC and Chris Sherman, Gregg Wiggen and Doug Helgeson, as "Sellers," and PCS Edventures!.com, Inc., as "Buyer," agree (the "Agreement") as follows:

                            ARTICLE 1

                             PARTIES

     1.1  Buyer.  PCS Edventures!.com, Inc., an Idaho corporation is the
"Buyer".

     1.2 E2S. Education Enterprise Solutions, LLC, a Montana limited liability company ("E2S"), operates a school management software development company located in Butte, Montana ("Business").

     1.3 Members. Chris Sherman, Gregg Wiggen, and Doug Helgeson are the sole members of E2S ("Members").

     1.4 Sellers. E2S and Members are jointly and severally identified as the "Sellers".

     1.5 Successors and Assigns. Subject to any express provisions in this Agreement regarding restrictions on transfers or assignments, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs, and personal representatives. Buyer has the right, in Buyer's sole discretion, to assign all or part of Buyer's rights and obligations set forth in this Agreement.

                            ARTICLE 2

                        PURCHASE AND SALE

     2.1 Transfer and Assumption. At the Closing described in Article 8, and subject to the terms and conditions of this Agreement, Sellers agree to sell, transfer, and deliver to Buyer, and Buyer agrees to purchase, take delivery, take assignment, and assume from Sellers: (i) the tangible and intangible assets specifically identified in Section 3.1 ("Assets"), and (ii) no liabilities of the Business, including but not limited to those liabilities specifically identified in Section 3.2 as excluded by this Agreement ("Liabilities").

     2.2 Possession. Sellers shall deliver actual possession of the Assets to Buyer at Closing.

     2.3 Purchase Price. At the Closing, the purchase price ("Purchase Price") to be paid by Buyer to Sellers pursuant to this Agreement is 375,000 shares with a per share value of $0.60 payable in the form of Buyer's Stock pursuant to Section 2.4.1, plus royalty fees payable as set forth in Section 2.4.2.

     2.4  Form of Payment.  The Purchase Price shall be paid as follows:

          2.4.1 Buyer's Stock. At Closing, Buyer shall issue and deliver to Sellers 375,000 shares of Buyer's unregistered restricted common stock ("Buyer Stock").
          2.4.2 Royalty Fees. Buyer agrees to pay to E2S a "Royalty Fee" as follows:
          (a) For the period from the Closing until the seventh year anniversary of the Closing, Buyer shall pay to E2S a Royalty Fee equal to five percent (5%) of the gross collected revenue of the Buyer related to the use of the Assets. The Royalty Fee shall be payable solely from revenues collected by the Buyer, which revenues are directly related to the use and implementation of the Assets in products of the Buyer, as such revenues are determined by the Buyer. The Royalty Fee shall be paid to E2S on the 10th day of each month following the month when the revenues are collected.

          (b) For a period from the seventh year anniversary until the tenth year anniversary of the Closing, the Buyer shall pay to E2S a Royalty Fee equal to three percent (3%) of the gross collected revenue of the Buyer related to the use of the Assets. The Royalty Fee shall be payable solely from revenues collected by the Buyer, which revenues are directly related to the use and implementation of the Assets in products of the Buyer, as such revenues are determined by the Buyer. The Royalty Fee shall be paid to E2S on the 10th day of each month following the month when the revenues were collected.

     2.5 Risk of Loss. Until Closing, Sellers shall assume all risk of loss or damage with respect to the Assets. In the event of any loss or damage to all or any material part of the Assets, Buyer shall have the right to (i) terminate this Agreement, in which event each party shall be fully released and discharged from any further obligations under this Agreement, (ii) close the purchase and reduce the consideration by an equitable amount equal to the loss or damage, the reduction to reduce the amount of the Buyer Stock delivered at Closing, or (iii) close the purchase and elect to receive all insurance proceeds paid or payable by reason of the loss or damage.

                            ARTICLE 3

      ASSETS INCLUDED IN AND LIABILITIES EXCLUDED FROM SALE

     3.1 Transfer of Assets. The assets ("Assets") purchased by Buyer shall be Sellers' school management software package, including (without limitation) all source code; complete functional specifications; user interaction examples; forward looking market observations and enhancements (included in any new version of the software); interface designs and notes (including current and recommended upgrades); clear explanations, algorithms, logic and source code for all required calculations such as attendance, scheduling and grades; well documented and annotated database designs, install scripts and SQL; network topology models; data transfer models; reports; user feedback; patents, copyrights and all other related intellectual property rights; and any and all other materials pertinent to the development and launch of a successful school management software package. The Assets to be purchased by the Buyer are specifically listed on Schedule 3.1.

     3.2 Exclusion of Liabilities. The Buyer does not assume and shall not be deemed to have assumed any liabilities of E2S or any of the Members, in connection with the Business or otherwise ("Liabilities"). Notwithstanding any other provision of this Agreement, as of Closing the Sellers shall remain solely responsible for all Liabilities of the Business that arise or accrue prior to or after the Closing, including (without limitation) the following:

          3.2.1   Account Payables and Purchase Orders.   All liabilities
          related to account payables, purchase orders, and commitments of E2S.

          3.2.2 Notes Payable. Any liability or obligation of E2S, relating to any long-term debt, interest-bearing debt, line of credit or note payables or other encumbrances, including any accrued interest concerning the same, including (without limitation) the Helgeson Mortgage Loan and the BLDC Loan including (i) A/A #57,
          (ii) EDA #100 SchoolWorks, (iii) EDA #114 E2S and (iv) IRP #56
          (#3) SchoolWorks, and accrued interest payable on the same.

          3.2.3 Distributions. Any liability for accrued distributions, declared by the manager or members of E2S and payable to the members.

          3.2.4 Rent Payable. Any liability for rent payable, with respect to any property leased by E2S.

          3.2.5 Employment Liabilities. Any liability for employment obligations, including (i) federal, state and local income, withholding, trust fund or other employment related taxes,
          (ii) wages and salaries, (iii) commissions, (iv) incentives, overtime or bonuses, (v) compensatory time, (vi) pension plan, investment plan, profit sharing plan or other plan contributions,
          (vii) medical insurance premiums, (viii) medical benefits,
          (ix) accrued vacation, (x) sick leave, (xi) holiday pay,
          (xii) penalties, fines or payments related to any cash or non-cash employment benefits or compensation, (xiii) workers compensation,
          (xiv) unemployment,  (xv) workers' compensation, (xvi)  severance,
          (xvii) any other obligations related to cash or non-cash employment benefits or compensation, and (xviii) any employee benefit plan and any liability or obligation of Sellers for or under any employee benefit plan.

          3.2.6 Transaction Taxes. Any liability or obligation relating to income, sales or excise taxes arising from, related to or caused by the transactions contemplated by this Agreement, which taxes shall be paid by Sellers.

          3.2.7 Taxes and Tax Compliance. Any liability or obligation of Sellers arising prior to, on or after the Effective Date relating to (i) federal, state, and local taxes, including income, sales or use, property, service or other taxes, and (ii) compliance with federal, state, and local tax rules and regulations, including the obligation to prepare, report or file payroll, income, excise, sales, social security, trust fund, unemployment, withholding, property or other notices, forms, reports or documents.

          3.2.8 Litigation and Judgments. Any litigation, arbitration or mediation, and any amounts payable to resolve disputes, if any, including but not limited to judgments, settlements, arbitration or mediation.

          3.2.9 Errors and Omissions. Any liability or amounts payable arising from or related to any claims of errors and omissions occurring prior to the Closing.

                            ARTICLE 4

      REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLERS

     Sellers jointly and severally represent, warrant, and covenant to Buyer as follows:

     4.1 Organization, Good Standing, and Qualification. E2S is a Montana limited liability company duly organized, validly existing and in good standing under the laws of the state of Montana. E2S has full power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned, leased or operated. E2S is duly qualified to do business and is in good standing in every jurisdiction in which the property owned, leased or operated by E2S or the business conducted by E2S make such qualification necessary, including, without limitation, the State of Idaho.

     4.2 Authority To Contract. E2S and each of the Members has the full right, power, and authority to execute, deliver, and perform the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement. The execution, delivery, and consummation of this Agreement by E2S was duly approved by the members of E2S according to applicable law and the Articles of Organization and Operating Agreement of E2S. Upon the execution and delivery of this Agreement by each of the Sellers, no further action will be necessary to make this Agreement valid and binding upon each of the Sellers according to its terms.

     4.3 No Limit On Authority. The execution, delivery and consummation of this Agreement by Sellers will not, with the passage of time, the giving of notice or otherwise, (i) cause any of the Sellers to be in violation or breach of any law, regulation, judgment, administrative order, contract, agreement or other restriction to or by which any of the Sellers is subject or bound, or
(ii) result in the acceleration or termination of any loan or security agreement to which any of the Sellers is a party. There are no restrictions in the Articles of Organization or Operating Agreement of E2S, or any membership agreement, indenture, credit agreement or other agreement limiting the right or power of any of the Sellers to sell the Assets of the Business. No approval or consent of any person, firm or other entity is required to be obtained by Sellers for the execution, delivery, and consummation of this Agreement by Sellers.

     4.4 Clear Title to Assets. Except as set forth on Schedule 4.4, E2S has good and marketable title to the Assets, free and clear of all mortgages, pledges, security interests, liens, and other encumbrances (collectively, "Encumbrances").

     4.5 No Default. None of the Sellers is in default under the terms of any contract, agreement, lease, license or understanding to which such Seller is a party, and which default could, with the passage of time, the giving of notice or otherwise, result in any Encumbrance on any of the Assets; and Sellers are not aware of any condition that will result in any such default.

     4.6 Tax Lien. There are no tax liens or security interests encumbering any of the Assets.

     4.7 Condition of Tangible Assets. The tangible Assets are suitable for the purposes used, and have been maintained in accordance with good business and maintenance practices. Sellers do not know of any material latent defects in the tangible Assets.

     4.8 Compliance with Law. Sellers have not received any notices of violation of any law, regulation, condition of permit or license, order, ordinance or any requirement noted in or issued by any federal, state or local department having jurisdiction over or affecting E2S or any of the Assets that has not been corrected, resolved or withdrawn, and E2S is and has been conducted in compliance with all applicable federal, state, and local laws and regulations in all material respects.

     4.9 Litigation Or Claims. There are no claims, actions, suits, arbitrations, governmental investigations, inquiries or proceedings pending or, to the knowledge of any of the Sellers, threatened against or involving any of the Sellers or the Assets, before any court, governmental or administrative body or agency, or private arbitration tribunal. To the Sellers' knowledge, there are no facts upon which material claims may be made against any of the Sellers or any of the Assets, nor are there any outstanding orders, writs, injunctions or decrees of any court, arbitrator or governmental agency that adversely affect or could adversely affect the Assets or E2S.

     4.10 Representations and Warranties Are Independent of Due Diligence. Buyer is not and will not be required to undertake any independent due diligence investigation to determine the truth, accuracy, and completeness of the representations, warranties, and covenants made by Sellers in this Agreement. Sellers' representations, warranties, and covenants made to Buyer in this Agreement are independent of any due diligence investigation done by Buyer. Buyer's due diligence investigation, if any, (i) does not terminate, reduce, mitigate or otherwise diminish Sellers' responsibility to fully and fairly make all representations, warranties, and covenants and disclose all required information, (ii) does not impute or attribute to Buyer by implication or otherwise information that should have been discovered in Buyer's due diligence investigation, (iii) shall not be deemed to ascribe any knowledge to Buyer different from, or in addition to, the representations and warranties made by Sellers to Buyer in this Agreement, and (vi) shall not be deemed to reduce, affect or eliminate Buyer's complete reliance upon the representations and warranties set forth in this Agreement.

                   INVESTMENT REPRESENTATIONS

     4.11 Restricted Common Stock. Each Member acknowledges and agrees that the Buyer Stock to be transferred to E2S and thereafter distributed to the Members by E2S constitutes "restricted securities" as defined in Rule 144 under the Securities Act of 1933 ("1933 Act") and that the Buyer Stock cannot be offered or sold in the United States or to any person unless the Buyer Stock is registered under United States federal and applicable state securities laws or an exemption from registration (such as Rule 144) is available, and that the Members may not engage in hedging transactions involving Buyer Stock unless such transactions are in compliance with the 1933 Act. Buyer shall have no obligation to register the Buyer Stock or to register any transfer of Buyer Stock not made in accordance under the 1933 Act, unless the Buyer Stock is registered under United States federal and applicable state securities laws or an exemption from registration is available.

     4.12 Accredited or Sophisticated Investor.  E2S is acquiring Buyer
Stock in a transaction that does not require registration under the 1933 Act. Each Member of E2S (i) is an "Accredited Investor" as defined in Regulation D under the 1933 Act, and in the attached Schedule 4.12, or (ii) alone or, together with Member's Representative(s) (as defined in Section 4.13), has the ability to evaluate the merits and risks of an investment in the Buyer Stock based upon Member's knowledge and experience in financial and business matters.

     4.13 Member's Reliance on Advisors. Neither E2S nor any Member is relying on Buyer or its directors, officers, employees or other agents or representatives with respect to the legal, tax, economic and related considerations of an investment in the Buyer Stock; and each of the Sellers has relied on the advice of, or has consulted with, only such Seller's own attorneys, accountants or other financial advisors ("Member's Representative").

     4.14 Stock Dilution. Each Seller acknowledges and agrees that Buyer is not agreeing to maintain such Seller's percentage ownership in Buyer (including any Member's percentage ownership in Buyer that results from distribution of Buyer Stock to such Member by E2S), and that Buyer may issue additional equity and other securities for any purpose as determined by Buyer, which issuance of securities may reduce such Seller's percentage ownership interest in Buyer.

     4.15 Sufficient Information. E2S and each Member recognize that an investment in the Buyer Stock involves significant risks. E2S and each Member and such Member's Representative(s), if any, have access to materials or have been furnished materials relating to Buyer, including all of Buyer's reports and registration statements that have been filed with the United States Securities and Exchange Commission (the "SEC") at any time prior to the Closing and which are contained in the Edgar Archives located at www.sec.gov, and all materials relating to Buyer, its business and financial condition, and any other matters which E2S or such Member or Member's Representative has requested. Each Member and such Member's Representative(s), if any, have received and carefully read unaudited quarterly reports and other information supplied by Buyer or otherwise publicly available to such Member. Each Member and such Member's Representative(s), if any, have been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the transfer of Buyer Stock and to obtain any additional information which Buyer or its management possesses or can acquire without unreasonable effort or expense and in compliance with securities laws and regulations, which is necessary to verify the accuracy of the information provided.

     4.16 Response to Inquiries. Buyer has answered all inquiries that each Member and such Member's Representative(s), if any, have made of it concerning Buyer, its business or any other matter relating to the Buyer Stock or the financial condition or results of operation of Buyer.

     4.17 Ability to Withstand Loss. Each Member (i) has adequate means of providing for such Member's current needs and possible personal contingencies,
(ii) has no need for liquidity in such Member's investment in the Buyer Stock,
(iii) is able to bear the economic risks of such Member's investment in the Buyer Stock, and (iv) at the present time, can afford a complete loss of such investment.

     4.18 No Agency Endorsement. Each Seller understands that no federal or state agency has passed upon the Buyer Stock or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Buyer Stock.

     4.19 Investment Purpose. E2S and, upon distribution of Buyer Stock to the Member, each Member is acquiring the Buyer Stock for its or his own account, for investment, and not for distribution, assignment or resale to others in whole or in part. No other person has any direct or indirect beneficial interest in the Buyer Stock to be issued pursuant to this Agreement. Neither E2S nor any Member has any agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Buyer Stock; and neither E2S nor any Member has any plans to enter into any such agreement or arrangement.

     4.20 Transfer Restrictions; Legends. Sellers acknowledge that each certificate representing Buyer Stock shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws) unless, in the opinion of counsel for the Buyer, such legend is not required:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO ANY U.S. PERSON IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT, OR UNLESS PCS EDVENTURES!.COM, INC. HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO PCS EDVENTURES!.COM, INC. AND ITS COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE IF SUCH OPINION IS REASONABLY REQUESTED BY PCS EDVENTURES!.COM, INC.

                            ARTICLE 5

       REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BUYER

     Buyer represents, warrants, and covenants to Sellers as follows:

     5.1 Organization, Good Standing, and Qualification. Buyer is an Idaho corporation duly organized, validly existing, and in good standing under the laws of the State of Idaho. Buyer has full corporate power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned, leased or operated.

     5.2 Authority To Contract. Buyer has the full right, power, and authority to execute, deliver, and perform the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement. The execution, delivery, and consummation of this Agreement by the Buyer was duly approved by the Board of Directors of Buyer according to applicable law and the Articles of Incorporation and Bylaws of Buyer. Upon the execution and delivery of this Agreement by Buyer, no further action will be necessary to make this Agreement valid and binding upon Buyer according to its terms.

     5.3 No Limit On Authority. The execution, delivery, and consummation of this Agreement by Buyer will not, with the passage of time, the giving of notice or otherwise, (i) cause Buyer to be in violation or breach of any law, regulation, judgment, administrative order, contract, agreement or other restriction to or by which Buyer is subject or bound, or (ii) result in the acceleration or termination of any loan or security agreement to which Buyer is a party. There are no restrictions in the Articles of Incorporation, amendments to the Articles, Bylaws, minutes, share certificates of Buyer, shareholder agreement, indenture, credit agreement or other agreement limiting the right or power of Buyer to buy the Assets. No approval or consent of any person, firm, or other entity is required to be obtained by Buyer for the execution, delivery, and consummation of this Agreement by Buyer.

     5.4 Restricted Buyer Stock. At the time of closing, the Buyer Stock will not be registered under the United States Securities Act of 1933 ("1933 Act") and will constitute "restricted securities" within the meaning of Regulation S and Rule 144 promulgated by the United States Securities and Exchange Commission under the 1933 Act. If at any time in the future the Buyer applies to register some of its stock under the 1933 Act, it will also apply to register the Buyer Stock under that Act, subject to the right of the Buyer or its underwriters, in view of market conditions and/or the requirements of any future third party investor who may require registration of Buyer's stock as a condition to its investment, to reduce or eliminate the number of shares of Buyer Stock proposed to be registered.

                            ARTICLE 6

                       FAIR TRADE COVENANTS

     6.1 Purpose Of Noncompetition And Confidential Information Agreements. Sellers acknowledge that Buyer is purchasing the Assets with the expectation of continuing, existing, and expected future customers and clients. Sellers agree that Buyer is entitled to a period of time to benefit from the purchase, and that Sellers should be restricted from competing with Buyer or benefiting from the Assets and its associated proprietary information purchased by Buyer.

     6.2 Noncompetition Agreement, Duration, and Area. For a period of five (5) years following Closing, E2S and Members jointly and severally agree not to compete with Buyer. By way of illustration, E2S and Members will not
(i) directly or indirectly solicit, sell or develop school management software products, or render any school management services or products that were provided or sold by E2S or Members prior to Closing or by Buyer after Closing,
(ii) become an owner, partner, agent, consultant, stockholder, director or officer of any person, firm, or entity that directly or indirectly solicits, sells or develops school management products, or renders any school management services or products that are provided or sold by E2S or Members prior to Closing or by Buyer after Closing, (iii) contact or solicit any customers, clients or employees with whom E2S or any Member had a relationship prior to Closing or with whom, on behalf of Buyer, any Member had a relationship after Closing, for the purpose of establishing relationships for any business or services that directly or indirectly compete with Buyer's business or causing any client, customer or employee with whom E2S or any Member had a relationship prior to Closing or with whom, on behalf of Buyer, any Member had a relationship after Closing to terminate any relationship with Buyer, and
(iv) make any public or private statements to third parties that would be injurious to the Buyer's business or reputation or would in any way interfere, directly or indirectly, with the business of Buyer.

     6.3 Confidentiality Agreement and Duration. At any time after Closing, E2S and Member jointly and severally agree to keep confidential and not disclose to any person any proprietary information related to the Assets or any other confidential or proprietary information belonging to Buyer.

     6.4 Inducement of Buyer. E2S and Members understand and agree that strict observance of the agreements set forth in Article 6 is a substantial inducement to the (i) execution and performance of this Agreement by Buyer, and (ii) placement of Member in a position of trust with respect to Buyer.

     6.5 Acknowledgment by E2S and Members. E2S and Members (i) carefully considered the nature and extent of the restrictions upon E2S and Members and the rights and remedies conferred upon Buyer under this Article 6, (ii) agree that the restrictions, rights and remedies are reasonable in time, application, amount, and effect, (iii) agree that the restrictions are supported by sufficient consideration and are not disproportionate to the respective benefits conferred upon E2S and Members by this Agreement, and (iv) acknowledge that the restrictions will not prevent Members from earning a living. E2S and Members acknowledge that E2S and Members were advised by Buyer that E2S and Members should have this Agreement reviewed by counsel, and has either done so or elected to forego such right.

                            ARTICLE 7

                      CONDITIONS OF CLOSING.

     7.1 Conditions Precedent To Obligations Of Buyer. The obligations of Buyer under this Agreement, including Buyer's obligation to close, are, at Buyer's option, subject to the satisfaction of the following conditions:

          7.1.1 Completion Of Buyer's Due Diligence. At or before Closing, Buyer shall have completed, to Buyer's sole satisfaction, Buyer's due diligence investigation. Buyer's due diligence investigation shall include, but not be limited to, verification of all facts and representations of Sellers, and verification of all facts and schedules relating to the Assets.

          7.1.2 Representations and Warranties True. The representations and warranties of E2S and Members are true, complete, and accurate as of the date of this Agreement and as of the date of Closing as if made as of such date.

          7.1.3 Covenants Performed. Sellers have performed all obligations, covenants, and agreements to be performed prior to Closing as set forth in this Agreement.

          7.1.4 Third Party Consents. Buyer has received written consents and releases, in the form and content acceptable to Buyer, from all necessary or desired persons. In particular, but without limitation, Sellers shall have provided all bills of sale, assignments, and other instruments of transfer in the form as Buyer shall reasonably request.

          7.1.5 No Litigation. No actions, suits or proceedings of any kind shall be threatened or pending that relate to E2S or the Assets.
          No injunctions, orders, decrees or rulings shall be in effect that seek to restrain or prohibit, or to obtain damages or other relief in connection with, the execution or delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

          7.1.6 Membership Approval. This Agreement shall have been approved by unanimous consent of the Members, without any Member asserting appraisal or dissenter's rights under applicable law.

          7.1.7 No Material Adverse Change. No material adverse change in any laws, regulations, permits, licenses or other governmental or regulatory requirements affecting Buyer or E2S or the Assets generally shall have occurred.

          7.1.8 Execution and Certification of Resolution of Managers. E2S shall have executed and delivered to Buyer duly adopted and certified copies of (i) Resolution of the Managers and (ii) Resolution of the Members authorizing the execution and delivery of this Agreement, and all other documents contemplated by this Agreement.

          7.1.9     Public Record Searches.  E2S shall have furnished to Buyer
          (i) results of public records searches acceptable to Buyer evidencing that there are no security interests, liens or other Encumbrances on any of the Assets, and (ii) tax lien and litigation searches, fictitious business statement filings, notices or other similar documents that Buyer may require in order to reflect, perfect or protect the interests of Buyer in the Assets and to fully consummate all of the transactions contemplated under this Agreement.

          7.1.10 Removal of Encumbrances and Liens. The Assets shall be free and clear of all encumbrances and liens.

          7.1.11 Receipt of Release. The Buyer shall have received a copy of the "Claim Release" from Butte Local Development Corporation waiving all rights and claims to the Athena Technology developed by E2S, a copy of which is attached as Schedule 7.1.11.

          7.1.12    Approval By Board Of Directors.  The Board of
          Directors of Buyer shall, in its discretion, have approved this Agreement and the transactions contemplated by this Agreement.

     7.2 Conditions Precedent to Obligations of Sellers. The obligations of Sellers under this Agreement, including the obligation to close, are, at the option of Sellers, subject to the satisfaction of the following conditions:

          7.2.1 Representations and Warranties True. The representations and warranties of Buyer are true, complete, and accurate as of the date of this Agreement and as of the date of Closing as if made as of such date.

          7.2.2 Consents. Sellers have received written consents and releases, in the form and content acceptable to Sellers, from all necessary or desired persons.

          7.2.3 Covenants Performed. Buyer has performed all obligations, covenants, and agreements to be performed prior to Closing as set forth in this Agreement.

                            ARTICLE 8

                             CLOSING

     8.1 Time, Date, and Place of Closing. The parties shall execute the documents necessary to consummate this transaction and close this transaction on the same day. The execution of the documents and closing shall take place in Boise, Idaho (the "Closing"). The Closing shall be effective as of the close of business on August 31, 2006, the Effective Date. At the Closing, Buyer shall pay the consideration as provided in this Agreement and Sellers shall take or shall cause to be taken all the actions as may be required to put Buyer into full possession or control of the Assets.

     8.2 Documents Delivered At and After Closing. Buyer and Sellers shall deliver all documents as may be required to effect the transactions contemplated by this Agreement. At any time after Closing, Buyer and Sellers shall each execute, acknowledge, and deliver any further assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by the other, and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by the other for the purpose of effecting the transactions contemplated by this Agreement.

                            ARTICLE 9

         POST CLOSING COVENANTS - PROVISION OF SERVICES

     9.1 Provision of Services: December 31, 2006. Sellers agree to deliver to Buyer by December 31, 2006 the following items in form and substance reasonably satisfactory to Buyer:

          (a) UML-based design document which explains the system, design, and methodologies of the (i) client-based application components and (ii) Athena PostgreSQL database schema; and

          (b)  Master Scheduler User's Guide.

     9.2 Provision of Services: As-needed basis. Each of the Members agrees to provide ongoing design and testing support, on an as-needed basis as determined by the Buyer (collectively with Section 9.1, the "Services"), but no longer than three years, through the development and deployment phases of the school management software product development.

     9.3 Purchase Price Offset. If the Services set forth in (i) Section 9.1(a) and 9.1(b) are not provided to Buyer by December 31, 2006, or (ii)
Section 9.2 are not provided as agreed upon by the parties, E2S and the Members, jointly and severally, will be subject to the Buyer's Purchase Price Offset as set forth in Section 10.5. With respect to Article 9, the amount of the Purchase Price Offset shall equal a percentage of the Royalty Fee, proportionate to the percentage of the Services not provided to Buyer as required under Section 9.1 or Section 9.2. With respect to the Services, the determination of the proportionate amount of the Services not provided to Buyer, for any project, shall be determined by the Buyer. For example, if the Buyer determines that 20% of the Services were not provided by E2S or the Members to the Buyer, within the applicable time period, the Royalty Fees payable to E2S during the applicable periods and all future periods, until the Services are provided in full, shall be reduced by 20%.

                            ARTICLE 10

                             REMEDIES

     10.1 Survival of Representations, Warranties, and Covenants. The representations, warranties, and covenants by Buyer and Sellers set forth in this Agreement, including (without limitation) any representations, warranties or covenants set forth in any Schedule or other writing delivered pursuant to this Agreement, shall survive the Closing and shall be deemed to be material and to have been relied upon by Buyer and Seller.

     10.2 Claim. A "Claim" shall be broadly construed to include any (i) actual or alleged breach of any representation, warranty, covenant or obligation of a party, (ii) any loss, harm or damage incurred by a party arising from or related to this Agreement or the transaction contemplated by this Agreement, and (iii) any punitive and treble damages, interest, penalties or attorney fees. "Claim" includes (without limitation) any Claims by a third party, employee or former employee.

     10.3 Notice and Claim Procedure. In the event of a Claim, then the aggrieved party shall provide reasonable written notice to defaulting party of the breach. From the date of notice, the defaulting party shall have 30 days to cure the Claim. If the Claim continues after the 30-day cure period, then the aggrieved party shall have all remedies provided by this Agreement and by law.

     10.4 Indemnity. Notwithstanding any investigation of the Business or Assets of E2S made by or on behalf of Buyer prior to closing, E2S and Members, for a period of two years from Closing, jointly and severally agree to defend, indemnify, and hold Buyer harmless from any and all Claims sustained directly or indirectly by Buyer, including (without limitation) any breach of the representations, warranties or covenants of E2S or Members in this Agreement, uninsured tort liabilities of E2S, any taxes that E2S or any Member becomes obligated to pay as a result of this transaction, and any undisclosed liabilities not disclosed in Section 3.2. This obligation to indemnify, defend and hold Buyer harmless is not limited in any manner by the consideration received by Sellers under this Agreement.

     10.5 Purchase Price Offset.   Without limiting the availability of
other remedies, Buyer shall have the right, exercisable upon notice to E2S specifying in reasonable detail the basis for such setoff, to reduce the Royalty Fee otherwise deliverable to E2S pursuant to Section 2.4.2 ("Purchase Price Offset"). The Purchase Price Offset shall be equivalent in value (i) to the amount which E2S or any Member is obligated to indemnify Buyer under
Section 10.4 or (ii) an amount, as determined under Section 9.3, for violation of any term of Article 9. The reduction shall occur on or after 30 days after the end of the cure period set forth in Section 10.3. The exercise of this Purchase Price Offset right by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute a breach or event of default this Agreement. If Sellers shall dispute the reduction of Royalty Fees by delivering notice to Buyer on or before the date that the deduction shall occur, Buyer shall withhold delivery of the disputed Royalty Fees pending resolution of the dispute pursuant to this Agreement.

     10.6 Attorney Fees and Costs. If a dispute shall arise as to whether any party is in default under this Agreement, the prevailing party shall be awarded reasonable attorney fees and costs in any suit, action or proceeding, including trial, arbitration, mediation or appeal, as awarded by the court, arbitrator or mediator.

     10.7 Rights Cumulative. Except as expressly provided in this Agreement, and to the extent permitted by law, any remedies described in this Agreement are cumulative and not alternative to any other remedies available at law or in equity.

     10.8 Nonwaiver of Remedies. The failure or neglect of a party to enforce any remedy available by reason of the failure of any other party to observe or perform a term or condition set forth in this Agreement shall not constitute a waiver of the term or condition. A waiver by a party (i) shall not affect any term or condition other than the one specified in the waiver, and (ii) shall waive a specified term or condition only for the time and in a manner specifically stated in the waiver.

     10.9 Governing Law, Jurisdiction, and Venue. Idaho law shall govern this Agreement. The state and federal courts of Idaho have jurisdiction. The venue for mediation, litigation, and all other proceedings shall be located in Ada County, Idaho.

                            ARTICLE 11

                       GENERAL PROVISIONS.

     11.1 Notices. All notices and other communications ("Notices") shall be in writing and may be delivered (i) in person, with the date of notice being the date of personal delivery, (ii) by United States Mail, postage prepaid for certified or registered mail, return receipt requested, with the date of notice being the date of the postmark on the return receipt, (iii) by fax, with confirmation of the transmittal of the fax and a copy of the fax deposited on the same day in the United States Mail, with the date of notice being the date of the fax, (iv) by e-mail, with confirmation of sending of the e-mail and a copy of the e-mail deposited on the same day in the United States Mail, with the date of notice being the date of the e-mail, or (v) by nationally recognized delivery service such as Federal Express, with the date of notice being the date of delivery as shown on the confirmation provided by the delivery service. Notices shall be addressed to the following addresses, or such other address as one party shall provide the other parties:

Buyer:                      Anthony Maher, President
                            PCS Edventures!.com, Inc.
                            345 Bobwhite Court, Suite 200
                            Boise, Idaho  83706
                            Telephone (208) 343-3110
                            Fax: (208) 343-1321
                            Email:  tmaher@pcsedu.com


Legal Counsel to Buyer:     Hawley Troxell Ennis & Hawley LLP
                            Attn:  Richard A. Riley
                            877 Main Street, Suite 1000
                            Boise, ID  83702
                            Telephone: (208) 344-6000
                            Fax: (208) 342-3829
                            Email: rar@hteh.com

Sellers:                    Chris Sherman, President
                            Education Enterprise Solutions, LLC.
                            220 North Alaska Street
                            Butte, MT 59701
                            Telephone (406) 490-1177
                            Email: chris@e2s.com

Legal Counsel to Sellers:   William M. Kebe
                            Corette Pohlman & Kebe
                            129 W Park Street #301
                            Butte, MT 59701
                            Telephone (406) 782-5800

     11.2 Payment of Expenses. Buyer and Sellers shall each pay their own fees and expenses, including fees and expenses of their respective attorneys, accountants, advisors, agents, and other representatives incidental to the preparation and performing this Agreement.

     11.3 Time of the Essence. Time is of the essence with respect to the obligations to be performed under this Agreement.

     11.4 Entire Agreement. All Schedules to this Agreement constitute a part of this Agreement. This Agreement, together with the accompanying Schedules, constitutes the entire, completely integrated agreement among the parties and supersedes all prior memoranda, correspondence, conversations, and negotiations.

     11.5 Severability. The invalidity of any portion of this Agreement shall not affect the validity of any other portion of this Agreement. If the invalidity or unenforceability is due to the unreasonableness of time or geographical restrictions, the restrictions shall be effective for the period of time and area as a court may determine to be reasonable.

     11.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                            ARTICLE 12

                            SIGNATURES

                                         PCS EDVENTURES!.COM, INC.


Dated: 8/31/2006                         By: /s/Anthony Maher
                                         Anthony Maher
                                         Its: President


                                         EDUCATION ENTERPRISE SOLUTIONS, LLC


Dated: 8/31/2006                         By:/s/Chris Sherman
                                         Chris Sherman
                                         Its: President

                                         MEMBERS


Dated: 8/31/2006                         /s/Chris Sherman
                                         Chris Sherman


Dated: 8/31/2006                         /s/Gregg Wiggen
                                         Gregg Wiggen


Dated: 8/31/2006                         /s/Doug Helgeson
                                         Doug Helgeson

                          Schedule 3.1
                   LIST OF TRANSFERRED ASSETS

E2S technology consists of Java-based client application components and online web-based components that cater to the education industry as a student information management system (SIMS).

Client-based Application Components:

*    E2S Office   This is a Java-based application used to manage a variety
     of student data, namely attendance, reports, class schedules, transcripts, grades, etc.

*    E2S Classroom   This is a Java-based application used to manage a
     variety of student data from the classroom point of view, namely attendance, classroom reports, grades, comments, progress reports, etc.

*    E2S InTouch   This is a web-based application that uses Java-based JSP
     technology. InTouch is used to allow parents, students, and teachers to login via the Internet and view and/or modify student information. Parents and students may look at grades, comments, discipline records, attendance, etc. Teachers may use online attendance sheets, grade books, and comment management.

*    E2S Master Scheduler   This is a Java-based application that attempts to
     create a school's yearly master schedule.

E2S Client-based Application Component Documentation:

*    Existing E2S Office User's Guide

*    Existing E2S Classroom User's Guide

                          SCHEDULE 4.4

                   ASSETS WITHOUT CLEAR TITLE
None.

                         Schedule 4.12

               DEFINITION OF ACCREDITED INVESTOR

     "Accredited investor" means any person who comes within any of the following categories, or who the Buyer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

     1.   Any director or executive officer of the Buyer.
     2. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000, inclusive of home, furnishings, and automobiles.
     3. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
     4. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Buyer Stock, whose purchase is directed by a person who, either alone or together with his advisors, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investment in the Buyer Stock.
     5. Any entity in which all of the equity owners are accredited investors.
     6. Any bank as defined in section 3(a)(2) of the Securities Act of 1933 ("Act"), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities
          Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivision, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.
     7. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.
     8. Any organization described in Section 501(e)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Buyer Stock, with total assets in excess of $5,000,000.

                        SCHEDULE 7.1.11
                         CLAIM RELEASE

                      ASSIGNMENT AND RELEASE

     WHEREAS, effective as of August 31, 2006, Chris Sherman, Gregg Wigen, and Doug Helgeson (collectively the "Members"), entered the "Asset Purchase Agreement between PCS Edventures!.com, Inc. as Buyer and Education Enterprise Solutions, LLC and Chris Sherman, Gregg Wiggen, and Doug Helgeson as sellers (the "Purchase agreement"):

     WHEREAS, pursuant to the Purchase Agreement, E2S sold to PCS
Edventures!.com, Inc. (the "Company") certain Assets;

     In exchange for the consideration set forth in the Purchase Agreement, this Assignment and Release ("Release") is given by the Members. Any capitalized terms not herein defined shall have the meaning as set forth in the Purchase Agreement.

     1. Representation and Warranty. The Members represent and warrant to the Company that E2S owns all rights, title and interest in the Assets.

     2. Assignment and Release of Interest: Notwithstanding the forgoing, the Members convey to the Company any and all right, title or interest in, and any claim the Members have of could assert, if any, to the school management software package, including (without limitation) all source code; complete functional specification; user interaction examples; forward looking market observations and enhancements (included in any new version of the software); interface designs and notes (including current and recommended upgrades); clear explanations, algorithms, logic and source code for all required calculations such as attendance, scheduling and grades; well documented and annotated database designs, install scripts and SQL, network topology models; data transfer models; reports; user feedback; patents, copyrights and all other related intellectual property rights; and any and all other materials pertinent to the development , and launch of a successful school management software package.

     3. Governing Law, Jurisdiction, and Venue. Idaho law shall govern this Agreement. The state and federal courts of Idaho have jurisdiction. The venue for meditation, litigation, and all other proceedings shall be located in Ada County, Idaho.

     IN WITNESS WHEROF, the Members execute this Release as of the date set forth below.


                                        MEMBERS

     Dated: 8/30/06                 /s/Chris Sherman
            --------                ----------------------
                                    Chris Sherman

     Dated: 8/30/06                 /s/Gregg Wigen
            --------                ----------------------
                                    Gregg Wigen

     Dated: 29/08/06                /s/Doug Helgeson
            ---------               ----------------------
                                    Doug Helgeson